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EXHIBIT 1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the use in this Form 8-K of our report dated December 12, 1996 relating to the Statement of Assets Acquired and Liabilities Assumed from Advanced Clinical Technology, Inc. and Horizon MDS Corporation (collectively "ACT") as of September 30, 1996 and May 31, 1996 and the Statements of Operations and Cash Flows for the four months ended September 30, 1996 and years ending May 31, 1996 and 1995.



/S/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

December 20, 1996